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                                                                   EXHIBIT 10.33


                    LEASE SURRENDER AND TERMINATION AGREEMENT

I.       PARTIES AND DATE.

         This Lease Surrender and Termination Agreement ("AGREEMENT") is made and entered into as of this 28th day of January, 2004, between THE IRVINE COMPANY ("LANDLORD"), and ENDWAVE CORPORATION, a Delaware corporation ("TENANT").

II.      RECITALS.

         Pursuant to a lease ("LEASE") dated July 2, 2001, Landlord leased to Tenant those certain premises ("PREMISES") located at 990 Almanor Avenue, Sunnyvale, California, as more fully described in the Lease.

         Landlord and Tenant desire to terminate the Lease upon the terms and conditions contained in this Agreement.

III.     TERMINATION.

         For valuable consideration:

         A. Date. Subject to the timely performance by Tenant of its obligations herein, Landlord and Tenant agree that the Lease shall terminate, and Tenant shall quit and surrender possession of the Premises to Landlord, on that date (the "TERMINATION DATE") which is the day preceding the "Commencement Date" of the "New Lease" (defined in Paragraph III.F below).

         B. Consideration. Tenant hereby agrees to pay Landlord, in addition to all rent due and owing under the Lease through the Termination Date, the sum of Three Million Dollars ($3,000,000.00) ("TERMINATION FEE"), as consideration for Landlord's entering into this Agreement. Said Termination Fee shall be paid to Landlord concurrently with Tenant's execution and delivery of this Agreement.

         C. Revised Basic Rent. The Lease is amended to provide that the Basic Rent for each month from and after January 1, 2004 through the Termination Date shall be the amount of Twelve Thousand Eight Hundred Ninety-Nine Dollars ($12,899.00). Tenant shall also continue to pay its "Tenant's Share" of "Operating Expenses" (as defined in the Lease) from and after January 1, 2004 through the Termination Date.

         D. Restoration. Tenant shall quit and surrender the Premises to Landlord as of the Termination Date in the condition required by the provisions of Sections 7.3 and 15.3 of the Lease, unless Landlord enters into the "New Lease" (as defined in Section III.F below) in which case Tenant shall not be obligated to remove and restore the laboratory area in the Premises.

         E. Release. Landlord and Tenant mutually release the other from any liability, cause of action, claim or loss arising out of or connected with the Lease, except for: (a) any rent or other charges owed by Tenant, or other obligations required of Tenant, as are set forth in the Lease from and after the date of this Agreement through and including the Termination Date, (b) any obligations, liabilities or losses which are based on this Agreement or any indemnity or hold harmless agreement set forth in the Lease, and (c) any actions or conduct by Tenant or Landlord occurring on or before the Termination Date. Tenant acknowledges and agrees that certain charges (including, without limitation, common area maintenance expenses, and real property taxes) payable by it under the Lease may not have been calculated or billed or, if applicable, reconciled or annually adjusted, as of the Termination Date, and that it shall nonetheless be responsible for all such charges attributable to any period prior to the Termination Date and shall pay same to Landlord within ten (10) days after receipt of an invoice therefor.

                  In consideration of the agreements set forth in this Termination Agreement, each party (the "RELEASING PARTY") hereby represents that the other party (the "OTHER PARTY") has not failed to perform, and is not in any respect in default in the performance of, any of its obligations under the Lease, and, except as provided in the first paragraph of this Section III.E, each Releasing Party irrevocably and unconditionally releases and discharges the Other Party, its officers, directors, employees, agents, and representatives, from any and all claims, actions, causes of action, rights, demands, debts, obligations, damages, liabilities, judgments or losses of any kind whatsoever that the Releasing Party has or may have against the Other Party, its officers, directors, employees, agents or representatives, arising out of or connected with any matters, acts or omissions on the part of the Other Party, its officers, directors, employees, agents or representatives, in connection with the negotiation and execution of the Lease, the administration of the Lease, and the leasing, operations, or management of the Building. Except as expressly provided in the first paragraph of this Section III.E, each Releasing Party does hereby release the Other Party from all liability, causes of action, claims or losses arising out of or connected with the Lease. Each Releasing Party hereby expressly waives the provisions of Section 1542 of the California Civil Code, which provides:

                  "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED THE SETTLEMENT WITH THE DEBTOR."

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                  It is understood by each Releasing Party that if the facts or law with respect to which the foregoing release is given hereafter turn out to be other than or different from the facts or law in that connection not known to be or believed by each party to be true, then each Releasing Party hereto expressly assumes the risk of the facts or law turning out to be so different, and agrees that the foregoing release shall be in all respects effective and not subject to termination or rescission based upon such differences in facts or law.

         F. Contingency. Tenant understands and agrees that the effectiveness of this Lease Surrender and Termination Agreement is contingent upon the mutual execution and delivery of a new lease agreement (the "NEW LEASE") for premises located at 776 Palomar, Sunnyvale, California ("NEW PREMISES"), by and between Landlord and Tenant.

IV.      GENERAL.

         A. Counterparts. If this Agreement is executed in counterparts, each shall be considered an original. Any photographic, photostatic, or other copy of this Agreement may be introduced in a proceeding subject to state or federal rules of evidence without foundation.

         B. Defined Terms. All words commencing with initial capital letters in this Agreement which are not defined in this Agreement shall have the same meaning in this Agreement as in the Lease.

         C. Corporate and Partnership Authority. Tenant represents that each individual executing this Agreement on behalf of Tenant is duly authorized to execute and deliver this Agreement for the corporation and that this Agreement is binding upon the corporation in accordance with its terms.

         D. Attorneys' Fees. The provisions of the Lease respecting payment of prevailing attorneys' fees shall also apply to this Agreement.

V.       EXECUTION.

         Landlord and Tenant have executed this Agreement as of the day and year first written above.

LANDLORD:                                      TENANT:

THE IRVINE COMPANY                             ENDWAVE CORPORATION,
                                               a Delaware corporation
By: /s/William R. Halford                      By: /s/Julianne M. Biagini
    ----------------------------------------       -----------------------------
    William R. Halford                               Name: Julianne M. Biagini
                                                           ---------------------
    President, Office Properties                     Title: CFO
                                                            --------------------

By: /s/ Donald S. McNutt                       By: /s/Edward A. Keible, Jr.
    ----------------------------------------       -----------------------------
     Donald S. McNutt, Senior Vice President         Name: Edward A. Keible, Jr.
                                                           ---------------------
     Leasing, Office Properties                      Title: CEO
                                                            --------------------
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